UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2016

Resource Apartment REIT III, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 333-207740

Maryland	47-4608249
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 23, 2016, Resource America, Inc. (“Resource America”), the parent corporation of Resource Real Estate, Inc., the sponsor of Resource Apartment REIT III, Inc. (the “Company”), announced that it had entered into a definitive agreement to be acquired by C-III Capital Partners LLC (“C-III”), a commercial real estate services company engaged in a broad range of activities, including primary and special loan servicing, loan origination, fund management, CDO management, principal investment, investment sales and multifamily property management. The proposed merger is expected to close late in the third quarter or early in the fourth quarter of 2016, and is subject to approval by Resource America stockholders, regulatory approvals and other customary closing conditions.

In connection with Resource America’s entry into the definitive agreement, on May 20, 2016, Jeffrey Brotman notified the Company’s board of directors of his intention to resign as a director subject to and effective upon the closing of the proposed merger. Mr. Brotman’s resignation is not due to any disagreement with the Company, its advisor or any of their affiliates. Additionally, on May 21, 2016, the board of directors appointed Paul A. Hughson to replace Mr. Brotman as a director, subject to and effective upon the closing of the proposed merger, substantially concurrent with Mr. Brotman’s resignation.

Paul A. Hughson is an Executive Managing Director of Island Capital Group LLC (“Island”), which he joined in 2009. Island is a commercial real estate merchant banking firm headquartered in New York, New York. Since its formation in 2010, Mr. Hughson has also served as an Executive Managing Director of C-III, which is controlled by Island. C-III is a commercial real estate investment and services company engaged in a broad range of activities, including principal investments (debt and equity), primary and special loan servicing, loan origination, fund management, multifamily property management, investment sales and zoning and title services. Before joining Island, Mr. Hughson was a member of the Lehman Brothers Global Real Estate Group for 15 years, where he was the head of global credit distribution. Mr. Hughson joined Lehman Brothers in 1993. Prior to Lehman Brothers, he was a real estate attorney at the law firm Thacher Proffitt & Wood since 1986. Mr. Hughson received a B.A. from Tufts University in 1983 and a J.D. from the University of Virginia in 1986.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE APARTMENT REIT III, INC.

Dated: May 25, 2016	By:	/s/ Alan F. Feldman
Alan F. Feldman
President and Chief Operating Officer